UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 4, 2011
GENZYME CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Massachusetts
(State or Other Jurisdiction of Incorporation)

0-14680	06-1047163
(Commission File Number)	(IRS Employer Identification No.)

1500 Kendall Street, Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)
(617) 252-7500
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
          Pursuant to the Agreement and Plan of Merger, dated as of February 16, 2011 (the “Merger Agreement”), among sanofi-aventis (“Parent”), GC Merger Corp., a direct, wholly-owned subsidiary of Parent (the “Purchaser”) and Genzyme Corporation, a Massachusetts corporation (“Genzyme”), on April 8, 2011, Parent completed its acquisition of Genzyme. The transaction was consummated through an exchange offer (the “Exchange Offer”) by Purchaser for all outstanding shares of common stock, $0.01 par value, of Genzyme (the “Shares”), followed by the “short-form” merger of the Purchaser with and into Genzyme (the “Merger”), with Genzyme surviving as a direct wholly-owned subsidiary of Parent. As a result of the Merger, all Shares not tendered in the Exchange Offer (except for Shares held by Parent, the Company and their subsidiaries, and Shares held by shareholders who properly perfect appraisal rights under Massachusetts law) were converted into the right to receive the same $74.00 in cash, less any applicable withholding for taxes and without interest (the “Cash Consideration”), and (ii) one contingent value right (each, a “CVR,” and, together with the Cash Consideration, the “Merger Consideration”) per share that was delivered to tendering holders in the Exchange Offer.
          In the Merger Agreement, among other things, Purchaser agreed to amend its then-pending offer to purchase all of the outstanding Shares of Genzyme, announced on October 4, 2010, to reflect the terms of the Merger Agreement, and to set the Merger Consideration as the purchase price offered in the offer. On March 7, 2011, Purchaser filed an amended and restated Offer to Exchange and a related Letter of Transmittal, attached as exhibits to the Tender Offer Statement on Schedule TO filed with the Securities and Exchange Commission (the “SEC”) by Parent and Purchaser on March 7, 2011, as amended or supplemented from time to time.
          On April 4, 2011 (the “Acceptance Date”) Purchaser accepted for exchange all Shares that were validly tendered and not properly withdrawn, and exchange for such Shares has been made, in accordance with the terms of the Exchange Offer. Computershare Trust Company, N.A., the exchange agent for the Exchange Offer (the “Exchange Agent”), advised Parent and Purchaser that 224,528,469 Shares (including 43,285,259 Shares subject to guarantees of delivery) were validly tendered and not properly withdrawn pursuant to the Exchange Offer, representing approximately 84.6% of all the outstanding Shares as of the expiration date of the Exchange Offer. Following the acceptance of the Shares validly tendered and not properly withdrawn in the Offer to Exchange (excluding the shares subject to guarantees of delivery) Parent and Purchaser owned approximately 62% of the total Shares on fully-diluted basis. As a result of such acceptance of Shares in the Offer to Exchange, a change in control of Genzyme occurred.
          Purchaser commenced a subsequent offering period on April 4, 2011 for all remaining untendered Shares that expired at 6:00 p.m., New York City time, on Thursday, April 7, 2011, in accordance with the applicable rules and regulations of the SEC and the Merger Agreement. Following the close of the subsequent offering period, the Exchange Agent advised Parent and Purchaser that 56,069,616 Shares were validly tendered in the subsequent offering period (including deliveries of Shares pursuant to delivery guarantees), representing 21.1% of the issued and outstanding Shares. At such time, Parent and Purchaser owned a total of 237,312,826 Shares, representing 89.4% of the issued and outstanding Shares.

          The aggregate Cash Consideration paid by Parent and Purchaser in the Exchange Offer was approximately $17.6 billion. Amounts paid for the Shares were funded by a Facilities Agreement (the “Facilities Agreement”) with J.P. Morgan plc, Société Générale Corporate & Investment Banking and BNP Paribas as mandated lead arrangers (the “Initial Mandated Lead Arrangers”) and BNP Paribas, J.P. Morgan Europe Limited and Société Générale (the “Initial Lenders”), subsequently syndicated among a group of credit institutions (together with the Initial Lenders, the “Lenders”), for unsecured term loan facilities of up to US $15,000,000,000 (together, the “Acquisition Facility”), and available cash at Parent at the time of the payment for the Shares, including cash generated from an offer of notes (the “Bond Offering”) and the issuance of commercial paper in the U.S. under an existing program.
          In the Merger Agreement, Genzyme granted an irrevocable option (the “Top-Up Option”) to Purchaser to purchase newly-issued shares directly from Genzyme. On April 8, 2011, subsequent to the acceptance of Shares in the Exchange Offer and the subsequent offering period, Purchaser exercised the option (the “Top-Up Option”) granted to Purchaser to purchase newly issued Shares directly from Genzyme in accordance with the Merger Agreement. Purchaser purchased 16,245,894 newly issued Shares (the “Top-Up Shares”) at a price of $76.33 per Share and paid the purchase price (i) by issuing a promissory note to Genzyme in the amount of $1,239,886,631 and (ii) by paying $162,459 in cash to Genzyme. Subsequent to the exercise of the Top-Up Option, Parent and Purchaser had an aggregate ownership of over 90% of the outstanding Shares.
          Parent completed its acquisition of Genzyme by effecting a short-form merger pursuant to Section 11.05 of the Massachusetts Business Corporation Act (the “MBCA”) between Purchaser and Genzyme and, as a result, Genzyme became a direct, wholly-owned subsidiary of Parent. As a result of the Merger, any Shares not tendered in the Exchange Offer (other than Shares held in the treasury of Genzyme or owned by Parent, which Shares were canceled and retired without any conversion thereof and each Share held by any direct or indirect subsidiary of Genzyme or Parent (other than Purchaser), which Shares will remain outstanding (with appropriate adjustment to the number thereof to preserve the relative percentage interest in Genzyme represented by such Shares)) were cancelled and converted into the right to receive the same Merger Consideration that was paid in the Offer to Exchange.
          The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Exhibit 2.1 to Genzyme’s Current Report on Form 8-K filed with the SEC on February 16, 2011, and is incorporated herein by reference.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     As a result of the transactions described above, Genzyme no longer fulfills the numerical listing requirements of the NASDAQ Global Select Market (“NASDAQ”). Accordingly, on April 8, 2011, at Genzyme’s request, NASDAQ filed with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 thereby effecting the delisting of the Shares from NASDAQ and the deregistration of the Shares under Section 12(b) of the Exchange Act. Upon the effectiveness of this Form 25 filing, Genzyme will file a Form 15 with the SEC to suspend its duty to file reports under Sections 13 and 15(d) of the Exchange Act and to deregister its common stock under Section 12(g) of the Exchange Act.
          The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated in this Item by reference.
Item 3.02. Unregistered Sales of Equity Securities.
          As described in Item 2.01, pursuant to the Merger Agreement, on April 8, 2011, Purchaser exercised the Top-Up Option and purchased the Top-Up Shares at a price of $76.33 per Share and paid the purchase price (i) by issuing a promissory note to Genzyme in the amount of $1,239,886,631 and (ii) by paying $162,459 in cash to Genzyme. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.
          The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated in this Item by reference.
Item 3.03. Material Modification to Rights of Security Holders.
          As described in Item 2.01, as a result of the Merger, each remaining Share (except for Shares held by Parent, the Company and their subsidiaries, and Shares held by shareholders who properly perfect appraisal rights under Massachusetts law) was converted into the right to receive the Merger Consideration.
          The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated in this Item by reference.
Item 5.01. Changes in Control of Registrant
          As described in Item 2.01, as a result of the acceptance of Shares in the Offer to Exchange, a change in control of Genzyme occurred.
          The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated in this Item by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.
          Pursuant to the Merger Agreement, at the effective time of the Merger, Gregory Irace and Paul Chew, the directors of the Purchaser immediately prior to the effective time of the Merger, became the directors of the surviving corporation in the Merger, until the earlier of their death, resignation or removal or until their respective successors are duly designated or elected and qualified. Information about Messrs. Irace and Chew has been previously disclosed on Schedule I to the Registration Statement on Form F-4 filed with the SEC by Parent and Purchaser on March 7, 2011, as amended (file no. 333-172638) (the “Registration Statement”), and is incorporated herein by reference. Immediately following the Effective Time, the board of directors of the surviving corporation was expanded to three members, and Mr. Christopher Viehbacher was appointed as director and chairman of the board of directors of the surviving corporation. Information about Mr. Viehbacher has been previously disclosed in Schedule I to the Registration Statement, and is incorporated herein by reference.
          On April 8, 2011, as of the Effective Time, Mr. Henri Termeer resigned as President and Chief Executive Officer and immediately after the Effective Time, Mr. Viehbacher was appointed as President and Chief Executive Officer of Genzyme.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION
By:	/s/ Thomas J. DesRosier
	Name:	Thomas J. DesRosier
	Title:	Senior Vice President, General Counsel and Chief Legal Officer

Dated: April 8, 2011